UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2024

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of common stock, each at an exercise price of $8.10 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2024, Christopher Geberth, Chief Financial Officer of Allurion Technologies, Inc. (the “Company”), notified the Company of his decision to resign, effective as of the close of business on November 13, 2024, to pursue other interests. Mr. Geberth will remain with the Company as a consultant to provide advisory services and the Company has engaged CFGI, LLC to assist in this transition. Mr. Geberth advised the Company that his decision to resign did not involve any disagreement with the Company.

Shantanu Gaur, Chief Executive Officer of the Company, will serve as the Company’s principal financial officer and principal accounting officer, effective as of the close of business on November 13, 2024, until a replacement for Mr. Geberth is found. Information regarding Mr. Gaur is set forth in the Company’s proxy statement for its 2024 annual meeting of stockholders filed with the Securities and Exchange Commission on November 8, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allurion Technologies, Inc.

Date:	November 13, 2024	By:	/s/ Shantanu Gaur
		Name: Title:	Shantanu Gaur Chief Executive Officer